                                                                     Exhibit 4.3


                          SECURITIES PURCHASE AGREEMENT


        SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of February____, 1998, by and among TMCI Electronics, Inc., a Delaware corporation, located at 1875 Dobbin Drive, San Jose, California 95133 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

        WHEREAS:

        A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

        B. The Company has authorized the issue of 5% Convertible Subordinated Debentures (the "DEBENTURES"), substantially in the form attached hereto as Exhibit A, which shall be convertible into shares of the Company's Common Stock, $.001 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), and the issue of warrants (the "WARRANTS") pursuant to a Warrant Agreement, substantially in the form attached hereto as Exhibit B, to purchase shares of Common Stock (the "WARRANT SHARES");

        C. The Company is offering to sell, upon the terms and conditions stated in this Agreement, up to five (5) Units at $1,100,000 per Unit. Each Unit consists of four (4) Debentures, each in the principal amount of $275,000 which pay interest of five percent (5%) per annum. The holder of each Debenture will, subject to the conditions set forth herein, be issued Warrants to purchase 25,000 shares of Common Stock;

        D. Subject to the terms and conditions set forth in this Agreement, the Buyers may have the right to purchase up to four (4) additional Units (the "ADDITIONAL UNITS").

        E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:


        1.     PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

               a. Purchase of Debentures. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a), the Company shall issue and sell to the Buyers and the Buyers severally shall purchase from the Company the number of Units set forth opposite each Buyer's name on the Schedule of Buyers (the "INITIAL CLOSING"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b), at the option of each Buyer, the Company shall issue and sell to the Buyers the Additional Units (the "ADDITIONAL CLOSINGS"). The Initial Closing and the Additional Closing collectively are referred to in this Agreement as the "CLOSINGS." The purchase price (the "PURCHASE PRICE") for each Unit at each of the Closings shall be $1,100,000.

               b. The Initial Closing Date. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m. Eastern Time, within five (5) business days following the date hereof, subject to satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Gould & Wilkie, One Chase Manhattan Plaza, New York, New York 10005, or at such other location as is mutually agreed to by the Company and the Buyers.

               c. The Additional Closing Date. The date and time of the Additional Closing (the "ADDITIONAL CLOSING DATE") shall be 10:00 a.m. Eastern Time, on the date specified in an Additional Unit Notice (as defined below), subject to satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 6(b) and 7(b) and the conditions set forth in this paragraph, or such later date as is mutually agreed to by the Company and the Buyers. For 120 days after the Initial Closing Date, but subject to the requirements of Sections 6(b) and 7(b), each Buyer may purchase Additional Units by delivering written notice to the Company (an "ADDITIONAL UNIT NOTICE") at least seven days but not more than 20 days (the "ADDITIONAL UNIT NOTICE DATE") prior to the Additional Closing Date set forth in such Buyer's Additional Unit Notice. Each Additional Unit Notice shall set forth (i) the number of Additional Units to be purchased by such Buyer at such Additional Closing, the aggregate Purchase Price for such Additional Units and (ii) the date selected by the Buyer for the Additional Closing Date. The Additional Closing shall occur on the Additional Closing Date at the offices of Gould & Wilkie, One Chase Manhattan Plaza, New York, New York 10005, or at such other location as is mutually agreed to by the Company and the Buyers. The Initial Closing Date and the Additional Closing Date collectively are referred to in this Agreement as the "CLOSING DATES."

               d. Form of Payment. On each of the Closing Dates, (i) each Buyer shall pay the Purchase Price to IBJ Schroder Bank & Trust Company (the "ESCROW AGENT") for the Units to be sold to such Buyer at the respective Closing, by wire transfer of immediately available funds in accordance with the following instructions:

                                           Wire to:
IBJ Schroder Bank & Trust  Company, as     For Credit to the Account:
Escrow Agent                               IBJ Schroder Bank, as Escrow Agent
One State Street                           for TMCI Electronics, Inc.
New York, New York  10004                  Account No. ES317
Routing No. 026007825                      Attn:  Corporate Trust Department
                                           (Reference:  TMCI Electronics, Inc. -
                                           "Buyer Name")


               and (ii) the Company shall deliver to each Buyer certificates (in the denominations such Buyer shall request) representing such principal amount of Debentures which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

               Each Buyer and the Company hereby agree that the funds from payment of the Purchase Price shall be held in escrow by the Escrow Agent and invested in its money market account until the Escrow Agent has received notification from the Company, consisting of a facsimile copy of the certificates representing the Debentures that have been issued in the Buyers' names along with a written certification by the Company's counsel that the certificates representing the Debentures the Buyer is then purchasing have been placed with an overnight delivery service for expedited delivery to the Buyer. Upon receipt of said documentation, the Company shall instruct the Escrow Agent to disburse the funds in accordance with its instructions. The Buyers and the Company hereby acknowledge and agree that the Escrow Agent is acting solely as an escrow agent in connection with the transaction, has not participated in the offer or sale of the Units, has conducted no investigation of the transaction or of either party, has not provided any advice nor made any representation or warranty with respect to this Agreement and/or the transaction and has not advised or made any representation or warranty with respect to the transaction's compliance with federal, state or foreign law.



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

               e. Delivery of Warrants. Subject to satisfaction of the conditions set forth in this Section 1(e), the Company shall deliver to the Buyers Warrants as set forth below. Upon the earlier to occur (the "WARRANT DELIVERY DATE") of (i) the first anniversary of the Closing Date or (ii) the date which is three months after the date the Registration Statement (as that term is defined in the Registration Rights Agreement) becomes effective, each Buyer that holds any Debentures on such date shall be entitled to receive Warrants from the Company in an amount equal to 25,000 for each Debenture held by such Buyer. On the Warrant Delivery Date, the Buyers shall notify the Company in writing (the "WARRANT DELIVERY NOTICE") of (i) the principal amount of Debentures then held by such Buyer; (ii) the number of Warrants to which such Buyer is entitled to receive; and (iii) the address to which the Company shall send such Warrants. Within three Business Days of receipt of the Warrant Delivery Notice, the Company shall deliver to each Buyer at such address indicated in the Warrant Delivery Notice certificates representing such number of Warrants to which such Buyer is then entitled, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

        2.     BUYER'S REPRESENTATIONS AND WARRANTIES.

               Each Buyer represents and warrants with respect to only itself that:

               a. Investment Purpose. Such Buyer (i) is acquiring the Units, the Debentures and the Warrants, (ii) upon conversion of the Debentures, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares then issuable (the Debentures, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

               b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

               c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

               d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer, including all SEC Documents (as defined below). Such Buyer and its advisors, if any, have been afforded the



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

opportunity to review materials and to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has specifically reviewed the risk factors set forth in the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1996. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

               e. No Government Review. Such Buyer understands that no United States federal or state authority or agency or any other governmental authority or agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as the term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

               g. Legends. Such Buyer understands that the certificates or other instruments representing the Debentures and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, the certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR



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

INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO TMCI ELECTRONICS, INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped if, unless otherwise required by state securities laws, (i) such Security is registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of such Security may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell all Securities, including those Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement with respect to which the Buyer has been notified (and the Buyer has not received any notice to the contrary) is effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

               h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors rights and remedies.

               i. Trading Restrictions. During the period of thirty days prior to and including the Closing Date, such Buyer and its affiliates have not, directly or indirectly, entered into any short position or similar hedge of the Common Stock and have not used shares of Common Stock to cover any such short position or similar hedge.


        3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company represents and warrants to each of the Buyers that:



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

               a. Organization and Qualification. The Company and each of its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdictions in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their respective businesses as now being conducted. The Company and each of its subsidiaries are duly qualified as foreign corporations to do business and are in good standing in every jurisdiction in which the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, liabilities, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby.

               b. Authorization; Enforcement; Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement (including the Irrevocable Transfer Agent Instructions, as defined in Section 5), the Registration Rights Agreement, the Debentures, and the Warrant Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including without limitation the issuance of the Debentures, the issuance of the Conversion Shares upon conversion thereof, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and
(iv) each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

               c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which 4,006,238 shares are issued and outstanding, 1,750,000 shares are reserved and available for issuance pursuant to the Company's stock option and purchase plans as listed on Schedule 3(c) and the options and other rights to acquire shares as listed on Schedule 3(c), 2,800,000 shares are reserved and available for issuance upon exercise of the Class A Warrants to purchase Common Stock at the exercise prices set forth in Schedule 3(c) (the "CLASS A WARRANTS"), subject to adjustment in accordance with the terms of the Warrant Agreement relating to the Class A Warrants, and no other shares are reserved and available for issuance pursuant to securities (other than the Debentures, the Warrants and the Class A Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance in accordance with the terms of the relevant governing instrument will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock are subject to preemptive rights or any



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

other similar rights or any liens or encumbrances suffered or permitted by the Company or were issued in violation of the 1933 Act or applicable state securities laws. Except as disclosed in Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement) and (iv) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem or purchase a security of the Company or any of its subsidiaries. Except as disclosed in
Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, the Debentures or the Warrant Agreement. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

               d. Issuance of Securities. The Debentures are duly authorized for issuance and sale to the Buyers by the Company pursuant hereto. 3,300,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f)) have been duly authorized and reserved for issuance upon conversion of the Debentures. Upon issuance in accordance with the terms and conditions of this Agreement and the Debentures, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof with the holders being entitled to all rights accorded to a holder of Common Stock. The Warrants are duly authorized for issuance and sale to the Buyers by the Company pursuant hereto. 900,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f)) have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon exercise in accordance with the terms and conditions of this Agreement and the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations of the Buyers set forth in the this Agreement, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

               e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except to the extent that matters within clauses (ii) and (iii) immediately above would not have a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under (i) the Certificate of Incorporation or the By-laws or their organizational charter or by-laws, respectively, or (ii) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries, except to the extent that such violation or default would not have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, rule or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, in the foreseeable future.

               f. SEC Documents; Financial Statements. Except as set forth on
Schedule 3(f), since March 5, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to each Buyer or its respective representatives true and complete copies of the SEC Documents. Except as set forth on Schedule 3(f), as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(f), as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, taken as a whole in light of the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

               g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since September 30, 1997 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

               h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or the Common Stock or any of its subsidiaries except as expressly set forth in
Schedule 3(h).

               i. Acknowledgment Regarding Buyers' Purchase of Units, Debentures and Warrants. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter



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

into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

               j. No Undisclosed Liabilities. Except as disclosed on Schedule 3(j), no material event, liability, development or circumstance has occurred or exists, with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations or financial conditions, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

               k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

               l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

               m. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. Neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that relations with their employees are good. Each of the Company and its subsidiaries is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder. None of the following events has occurred or is reasonably expected to occur that when taken together with all other such events could reasonably be expected to result in a Material Adverse Effect: (i) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to any "employee pension benefit plan" as such term is defined in Section 3 of ERISA (other than a Multiemployer Plan (as defined below)) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "CODE"), or Section 302 of ERISA (a "PLAN"); (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in

Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its subsidiaries from any Plan or "multiemployer plan" as defined in Section 4001(a)(3) of ERISA ("MULTIEMPLOYER PLAN"); (vi) the receipt by the Company or any of its subsidiaries from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;
(vii) the receipt by the Company or any of its subsidiaries of any notice concerning the imposition of liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA or of a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (viii) the occurrence of a "prohibited transaction" with respect to which the Company or any of its subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which the Company or such subsidiary would be liable for the payment of an excise tax.

               n. Intellectual Property Rights. To the knowledge of the Company, the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights to conduct their respective businesses as now conducted, except to the extent that the failure to possess such rights or licenses would not have a Material Adverse Effect. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of any trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or any of its subsidiaries regarding any trademarks, trade names, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except for such facts and circumstances which would not have a Material Adverse Effect.

               o. Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or emissions, discharges, releases, threatened releases, removal, remediation or abatement of pollutants, contaminants, chemicals or industrial, hazardous or toxic substances or wastes into or in the environment (including without limitation air, surface water, ground water or land), or otherwise used in connection with the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or wastes, as defined under such applicable laws ("ENVIRONMENTAL LAWS"), (y) have received all permits, licenses or other approvals required of them under applicable

Environmental Laws to conduct their respective businesses and (z) are in compliance with all terms and conditions of any such permit, license or approval, except to the extent that the matters within clauses (x), (y) or (z) above would not have a Material Adverse Effect.

               (ii) There is no substance designated a "hazardous substance" by any Environmental Law, including asbestos, petroleum, urea formaldehyde insulation and petroleum by-products ("HAZARDOUS SUBSTANCE") present at any of the real property currently owned or leased by the Company or any of its subsidiaries, except to the extent that such presence could not reasonably be expected to have a Material Adverse Effect; and with respect to such real property, there has not occurred (x) any release or, to the knowledge of the Company, any threatened release of a Hazardous Substance or (y) any discharge or, to the knowledge of the Company, threatened discharge of any Hazardous Substance into the ground, surface or navigable waters which discharge or threatened discharge violates any federal, state, local or foreign laws, rules or regulations concerning water pollution.

               (iii) None of the Company or any of its subsidiaries has disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation or arrangement would give rise to liability pursuant to any Environmental Law other than any such liabilities that could not reasonably be expected to have a Material Adverse Effect.

               (iv) There are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls or urea formaldehyde insulation at any of the real property currently owned or leased by the Company or any of its subsidiaries in violation of any Environmental Law.

               p. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, except to the extent that the failure to have good and marketable title would not have a Material Adverse Effect, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

               q. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               r. Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations, approvals, licenses, easements, rights-of-way, orders and permits ("PERMITS") issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such certificates, authorizations and permits would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

               s. Compliance With Law. Except as set forth on Schedule 3(s), each of the Company and its subsidiaries has complied with, has not received any notice of violation of, and has no knowledge of any facts which with or without notice could reasonably be expected to constitute a violation of, any laws, ordinances, rules, regulations, orders, judgment, injunctions, awards or decrees of any governmental entity applicable to the Company and its subsidiaries and their properties, except for any violation or failure so to comply which could not reasonably be expected to have a Material Adverse Effect.

               t. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               u. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect.

               v. Tax Status. Except as set forth on Schedule 3(v), the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

               w. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Debentures and the number of Warrant Shares issuable upon exercise of the Warrants will increase under the circumstances set forth in the Debentures and the Warrant Agreement. The Company further acknowledges that its obligations to issue Conversion Shares upon conversion of the Debentures and to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrant Agreement (subject to the terms and conditions thereof), as the case may be, are absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company.

               x. No Other Agreements. Except as set forth on Schedule 3(x), the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

               y. No Material Misstatement. None of the representations or warranties of the Company contained herein and none of the information contained in the Schedules hereto furnished by the Company is false or misleading in any material respect or omits to state a material fact necessary to make the statements herein or therein not misleading in any material respect.

        4.     COVENANTS.


               a. Best Efforts. Each party shall use its commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

               b. Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States and shall provide evidence of any such action so taken to the Buyers or prior to the Closing Date.

               c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all of the Conversion Shares and all of the Warrant Shares and (B) none of the Units, Debentures and Warrants is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

               d. Use of Proceeds. The Company will use the proceeds from the sale of the Units for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

               e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement), during the Registration Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

               f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

               g. Right of First Refusal. Except with respect to the proposed transactions identified on Schedule 4(g), so long as an aggregate of at least 20% of the Debentures underlying the Units issued at the Closings remains outstanding, but subject to the exceptions described below, the Company shall not enter into a binding agreement or otherwise agree with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or securities convertible or exchangeable into or for equity securities of the Company (including debt securities with an equity component) in any form ("FUTURE OFFERINGS") during the period beginning on the Initial Closing Date and ending on and including the date which is 365 days after the Initial Closing Date, unless it shall have first delivered to each Buyer written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below), as of the date of delivery of the Future Offering Notice, in the Future Offering on the same terms and conditions set forth in the Future Offering Notice (the limitations referred to in this sentence are collectively referred to as the "CAPITAL RAISING LIMITATION"). For purposes of this Section 4(g), "AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Debentures held by such Buyer (without giving effect to the limitations on conversion contained herein or in the Debentures) and Warrant Shares issued or issuable, as if exercise occurred on such date, upon exercise of the Warrants held by such Buyer (without giving effect to the limitations on exercise contained herein or in the Warrants) by (ii) the aggregate number of

Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Debentures held by all of the Buyers and Warrant Shares issued or issuable, as if exercise occurred on such date, upon exercise of the Warrants held by all of the Buyers. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within ten (10) business days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage then each Buyer which has indicated that it is willing to purchase a number of securities in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (based on the relation of (i) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Debentures held by such Buyer (without giving effect to the limitations on conversion contained herein or in the Debentures) and Warrant Shares issued or issuable, as if exercise occurred on such date, upon exercise of the Warrants held by such Buyer (without giving effect to the limitations on exercise contained herein or in the Warrants) to (ii) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Debentures held by all of the Buyers which are participating in the Future Offering and Warrant Shares issued or issuable, as if exercise occurred on such date, upon exercise of the Warrants held by all of the Buyers which are participating in the Future Offering) of the securities in the Future Offering which one or more Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(g), the Company shall have sixty (60) days thereafter to sell the securities of the Future Offering respecting which such Buyer's rights were not exercised upon terms and conditions no more favorable to the purchasers thereof than the terms and conditions specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 60-day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(g). The Capital Raising Limitation shall not apply to (i) a loan from a commercial bank, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product or license by the Company, (iii) the issuance of Common Stock in an underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, officers, directors or consultants or (vi) a single issuance by the Company consisting solely of Common Stock provided that the consideration received by the Company for each such share of Common Stock issued is not less than the greater of (A) the closing price of a share of Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, on the day prior to the date of issuance of such shares and (B) the average of the closing prices on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, for the Common Stock for the 20 consecutive trading days immediately preceding the date of issuance of such shares. The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

               h. Listing. The Company shall promptly use its best efforts to secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable. Neither the Company nor any of its subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq SmallCap Market. The Company shall promptly provide to the Buyers copies of any notices it receives from the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

               i. Filing of SEC Documents. The Company shall make such filing or filings with the SEC as are necessary to comply with the 1933 Act and the 1934 Act and to describe the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing.

               j. Sale Restrictions. As long as the Buyers hold Debentures, the Buyers agree not to enter into any short position involving the Common Stock (including by selling put equivalent positions, as that term has meaning under the rules promulgated by the SEC under Section 16(a) of the 1934 Act).

               k. Lock-Up Provisions. At any time after the date on which the Registration Statement with respect to the Securities is declared effective (the "EFFECTIVE DATE"), the Buyers can sell or otherwise transfer up to 25% of the Conversion Shares. On and after the 90th day after the Effective Date, the Buyers can sell or otherwise transfer an additional 25% of the Conversion Shares. The Buyers agree not to sell or otherwise transfer the remaining 50% of the Conversion Shares at any time beginning on and including the Initial Closing Date and ending on a date which is twelve months after the Initial Closing Date; provided, however, that if the closing price for the Common Stock is $7.50 per share for any ten (10) consecutive trading days, all of the Conversion Shares would be freely tradeable. In the event that the Debentures are called for conversion by the Company, the Conversion Shares received by the Buyers would be freely tradeable and not be subject to any lock-up provisions.

        5.     TRANSFER AGENT INSTRUCTIONS.

               The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for (i) the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures in accordance with the terms and conditions of the Transaction Documents and (ii) the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants in accordance with the terms and conditions of the Transaction Documents (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that, except as set forth in the Transaction Documents, no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to
Section 2(f) (prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares or the Warrant Shares. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations arising under this Section 5 will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

        6.     CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

               a. Initial Closing Date. The obligation of the Company hereunder to issue and sell Units to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with written notice thereof:

               (i) Such Buyer shall have executed each of the Transaction Documents (other than the Debentures and the Warrants) and delivered the same to the Company.

                      (ii) Such Buyer shall have delivered to the Company the Purchase Price for the Units being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                      (iii) The representations and warranties of such Buyer in this Agreement shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a fixed date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

                      (iv) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

                      (v) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

               b. Additional Closing Date. The obligation of the Company hereunder to issue and sell the Additional Units to each Buyer at the Additional Closing is subject to the delivery to the Company of the Additional Notice by the Buyer and the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with written notice thereof:

                      (i) Such Buyer shall have delivered to the Company the Purchase Price for the Additional Units being purchased by such Buyer at the Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                      (ii) The representations and warranties of such Buyer in this Agreement shall be true and correct in all material respects as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Additional Closing Date.

                      (iii) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

                      (iv) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

        7.     CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

               a. Initial Closing Date. The obligation of each Buyer hereunder to purchase the Units at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with written notice thereof:

                      (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

                      (ii) The Common Stock shall be authorized for quotation on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable; trading in the Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants, which are to be traded on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, shall not have been suspended by the SEC or The Nasdaq Stock Market, Inc.; and all of the Conversion Shares issuable upon conversion of the Debentures, and all of the Warrant Shares issuable upon exercise of the Warrants, to be sold at the Initial Closing shall be listed upon the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable.

                      (iii) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Initial Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c).

                      (iv) Such Buyer shall have received the opinion of the Company's counsel dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

                      (v) The Company shall have executed and delivered to such Buyer the Debentures (in such denominations as such Buyer shall request) being purchased by such Buyer at the Initial Closing.

                      (vi) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) (the "RESOLUTIONS").

                      (vii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock which would be issuable upon conversion of the then outstanding Debentures and upon exercise of the then outstanding Warrants, including for such purposes any Debentures and any Warrants to be issued at such Closing.

                      (viii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each subsidiary in such corporation's jurisdiction of incorporation issued by the Secretary of State of such jurisdiction of incorporation as of a date within 10 days of the Initial Closing.

                      (ix) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (a) the Resolutions, (b) the Articles of Incorporation and (c) Bylaws, each as in effect at the Initial Closing.

                      (x) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

                      (xi) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

                      (xii) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

               b. Additional Closing Date. The option of each Buyer hereunder to purchase the Additional Units at the Additional Closing is subject to such Buyer's delivery to the Company of an Additional Unit Notice and the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with written notice thereof:

                      (i) The Company shall have complied with the requirements of Section l(c) and all of the Additional Notice Conditions set forth in Section l(d) shall have been satisfied.

                      (ii) The Common Stock shall be authorized for quotation on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable; trading in the Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants, which are to be traded on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, shall not have been suspended by the SEC or The Nasdaq Stock Market, Inc.; and all of the Conversion Shares issuable upon conversion of the Debentures, and all of the Warrant Shares issuable upon exercise of the Warrants, to be sold at the Additional Closing shall be listed upon the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable.

                      (iii) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Additional Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Additional Closing Date regarding the representation contained in Section 3(c).

                      (iv) Such Buyer shall have received the opinion of the Company's counsel dated as of the Additional Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

                      (v) The Company shall have executed and delivered to such Buyer the Debentures (in such denominations as such Buyer shall request) being purchased by such Buyer at the Additional Closing.

                      (vi) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

                      (vii) As of the Additional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock which would be issuable upon conversion of the then outstanding Debentures and upon exercise of the then outstanding Warrants, including for such purposes any Debentures and any Warrants to be issued at such Additional Closing.

                      (viii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each subsidiary in such corporation's jurisdiction of incorporation issued by the Secretary of State of such jurisdiction of incorporation as of a date within 10 days of the Additional Closing.

                      (ix) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (a) the Resolutions, (b) the Certificate of Incorporation and (c) Bylaws, each as in effect at the Additional Closing.

                      (x) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                      (xi) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

                      (xii) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

        8.     INDEMNIFICATION.

               a. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any certificate, instrument or document delivered pursuant thereto, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any certificate, instrument or document delivered pursuant thereto, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

               b. In consideration of the Company's execution and delivery of the Transaction Documents and in addition to all of the Buyers' other obligations under the Transaction Documents, the Buyers severally and not jointly (the "Responsible Buyer") shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "COMPANY INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "COMPANY INDEMNIFIED LIABILITIES"), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Responsible Buyer in the Transaction Documents or any certificate, instrument or document delivered pursuant thereto, (b) any breach of any covenant, agreement or obligation of the Responsible Buyer contained in the Transaction Documents or any certificate, instrument or document delivered pursuant thereto. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Buyers shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

        9.     GOVERNING LAW; MISCELLANEOUS.

               a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

               c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between or among the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and the Transaction Documents contain the entire understanding of the parties with respect to the matters covered therein and, except as specifically set forth therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Units outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

               f. Notices. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically generated and kept on file by the sending party); (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

                      TMCI Electronics, Inc.
                      1875 Dobbin Drive
                      San Jose, California  95133
                      Telephone:  (408) 272-5700
                      Facsimile:  (408) 254-1537
                      Attention:  Chief Executive Officer

        With  copies to:

                      Gould & Wilkie
                      One Chase Manhattan Plaza, 58th Floor
                      New York, New York  10005
                      Telephone:  (212) 344-5680
                      Facsimile:  (212) 809-6890
                      Attention:  Frederick W. London, Esq.

        If to the Transfer Agent:

                      American Stock Transfer & Trust Company
                      40 Wall Street
                      New York, New York 10005
                      Telephone:  (212) 936-5100
                      Facsimile:  (718) 921-8355
                      Attention:  Joe Wolf

        If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers.

        Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number or person to whose attention notices shall be given.

               g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Units. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of two-thirds (2/3) of the Units then outstanding. No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that a Buyer may assign some or all of its rights hereunder to an "affiliate" of such Buyer (as such term is defined in the 1934 Act), without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

               h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive each of the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

               j. Publicity. The Company and one representative selected by the Buyers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

               k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               l. Termination. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(i) above.

               m. Finders. Private Investors Equity Group ("Private Investors"), a member of the National Association of Securities Dealers ("NASD") and M.J. Segal & Company, Inc. ("Segal") have entered into an agreement with the Company pursuant to which Private Investors has acted as a finder in connection with this Offering. The compensation under such agreement will be determined solely by reference to such agreement. The following description of such compensation is subject in all respects to the terms of such agreement. Compensation is to be paid to Private Investors and includes: (a) a cash payment from 2% to 10% of the gross proceeds from the Offering, depending upon the total amount raised; (b) a non-accountable expense allowance equal to 2% of the gross proceeds of the Offering subject to certain conditions; (c) shares of Common Stock with a value equal to 5% of the gross proceeds of the Offering divided by the stated conversion price of the Debentures; (d) Warrants to purchase 10% of the number of shares issuable upon conversion of the Debentures at the Stated Conversion Price; and (e) additional compensation in the event that any of the Warrants are exercised. Private Investors may reallow a portion of its compensation to NASD members or other qualified parties. The Company, Private Investors and Segal have agreed to indemnify each other in connection with the certain liabilities under the Securities Act of 1933.

               n. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires: (a) words in the singular include the plural and in the plural include the singular; (b) "or" is disjunctive but not exclusive;
(c) "including" means "including, without limitation,"; (d) masculine pronouns include the feminine pronouns and feminine pronouns include the masculine pronouns; and all references herein to Sections or Exhibits are references to Sections of or Exhibits to this Agreement unless otherwise specified.

               IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

        COMPANY:                             BUYERS:

        TMCI ELECTRONICS, INC.               LEONARDO, L.P.
                                             By:  Angelo, Gordon & Co., L.P.
                                             Its:  General Partner


        By:________________________          By: _______________________________
        Name:______________________              Name: Michael L. Gordon
        Its:_______________________              Its:  Chief Operating Officer


                                             GAM ARBITRAGE INVESTMENTS, INC.
                                             By:  Angelo, Gordon & Co., L.P.
                                             Its:  Investment Advisor


                                             By: _______________________________
                                                 Name:  Michael L. Gordon
                                                 Its:  Chief Operating Officer


                                             AG SUPER FUND INTERNATIONAL
                                                PARTNERS, L.P.
                                             By:  Angelo, Gordon & Co., L.P.
                                             Its:  General Partner


                                             By: _______________________________
                                                 Name:  Michael L. Gordon
                                                 Its:  Chief Operating Officer


                                             RAPHAEL, L.P.


                                             By: _______________________________
                                                 Name:  Michael L. Gordon
                                                 Its:  Chief Operating Officer

                                             RAMIUS FUND, LTD.
                                             By:    AG Ramius Partners, L.L.C.
                                                    Its:  Investment Advisor


                                             By: _______________________________
                                                 Name:  Michael L. Gordon
                                                 Its:  Managing Officer

                                    EXHIBIT A


                  [Form of Face of Class B Warrant Certificate]

No. WB                          Class B Warrants


                            VOID AFTER MARCH 5, 2001


         STOCK PURCHASE WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                             TMCI ELECTRONICS, INC.


                     THIS CERTIFIES THAT FOR VALUE RECEIVED

        or registered assigns (the "Registered Holder") is the owner of the number of Class B Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), of TMCI ELECTRONICS, INC., a Delaware corporation (the "Company"), at any time between the Initial Warrant Exercise Date (as herein defined) and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.50 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to TMCI ELECTRONICS, INC.

               This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated as of _______________, 1998, by and between the Company and the Warrant Agent.

               In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment.

               Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

               The term "Initial Warrant Exercise Date" shall mean the date of the Warrant Agreement.

               The term "Expiration Date" shall mean 5:00 p.m. (New York time) on March 5, 2001 or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

               The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

               This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

               Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

               This Warrant may be redeemed at the option of the Company, at a redemption price of $.01 per Warrant, at any time after one (1) year from the Effective Date, provided the Market Price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall equal or exceed $8.75 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Certificate.

               Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


        TMCI ELECTRONICS, INC.


                                              By: ______________________________

                                                  Its



        Date:  ______________________________








        COUNTERSIGNED:

        AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


        By:    ______________________________

               Its
               Authorized Officer